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                         INTERNATIONAL DISTRIBUTOR AGREEMENT
                                   (SUMMIT AND SDA)


     This International Distributor Agreement (this "Agreement") is entered into as of May 12, 1998 ("Effective Date") by and between Summit Design, Inc., a Delaware corporation, having its principal office at 9305 SW Gemini Drive, Beaverton, Oregon 97005-7158 USA ("Summit"), and Summit Design Asia, Ltd., a corporation organized and existing under the laws of the Hong Kong, having its principal office at Suite 704, Tower 2, Silvercord, Canton Road, T.S.T. Hong Kong ("SDA").

     In consideration of the mutual promises contained herein, the parties agree as follows:

1.   DEFINITIONS

     1.1 "Products" means copies (made by Summit) of the object code of those Summit software products listed in Exhibit A, attached hereto.

     1.2 "Territory" means that geographic area identified in Exhibit B attached hereto.

     1.3 "HDL Products" means those Products listed in Exhibit A that are designated as HDL Products.

     1.4 "Person" means any individual, corporation, limited liability company, joint venture, partnership, trust, estate, association, governmental authority or other entity.

     1.5    "EULA" means the End-User Software License Agreement described in
Section 3.2 of this Agreement.

2.   APPOINTMENT

     2.1    APPOINTMENT (EXCLUSIVE)

     Subject to the terms and conditions set forth in this Agreement, Summit hereby appoints SDA as Summit's exclusive distributor for the Products in the Territory, and SDA hereby accepts such appointment.

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     2.2    TERRITORIAL RESPONSIBILITY

     SDA shall vigorously promote the distribution of the Products in the Territory. SDA shall pursue policies and procedures to achieve the maximum revenue potential for the Products in the Territory.

     2.3    CONFLICT OF INTEREST

     SDA represents and warrants that SDA does not represent, distribute or promote any products that compete with the Products. During the term of this Agreement, SDA shall not represent, distribute or promote within the Territory any products that, in Summit's judgment, compete with the Products.

     2.4   INDEPENDENT CONTRACTORS

     The relationship of Summit and SDA established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to
(i) give either party the power to direct or control the day-to-day activities of the other, (ii) create a partnership, joint venture or other common undertaking, or (iii) allow SDA to create any obligation on behalf of Summit for any purpose whatsoever. SDA is solely responsible for all expenses and other financial obligations incurred by SDA. SDA shall be solely responsible for, and shall indemnify and hold Summit harmless from, any and all claims, damages and expenses (including reasonable attorneys' fees) arising out of the acts of SDA or its employees, agents, subdistributors or representatives.


     2.5    CHANGE IN PRODUCTS

     Summit may at any time and from time to time change, discontinue, abandon, delete or add Products at Summit's sole discretion. Summit shall be under no obligation to continue the production or distribution of any Product.

     2.6    SUBDISTRIBUTORS

            2.6.1 SDA will not appoint any subdistributor or dealer ("Sub") without the prior written consent of Summit. Summit may withhold its consent in its sole discretion. If Summit consents to the appointment of any Sub, such consent shall not be deemed to constitute a consent to the appointment of any other Sub. If Summit consents to the appointment of any Sub, Summit shall have the right to make its consent subject to any conditions that Summit may specify, including, without limitation, the conditions that:

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     (a)    the form, content, provisions and terms of any agreement between
SDA and such Sub pertaining to the demonstration, marketing, distribution, installation, support or maintenance of any Products shall be subject to approval or disapproval by Summit;

     (b) SDA shall deliver to Summit a copy of each agreement described in the preceding clause as signed by SDA and the Sub;

     (c) each agreement between SDA and any Sub shall include terms and conditions that are substantially identical to the terms and conditions set forth in this Agreement;

     (d) SDA indemnifies and holds Summit harmless from and against any claim or liability arising out of any action or inaction by the Sub;

     (e) SDA will take all action necessary or otherwise requested by Summit against the Sub to enforce and protect Summit's rights and interests in the Products, in Summit's trademarks or otherwise arising out of this Agreement;

     (f) SDA will provide Summit with the name, address, email address, FAX number, phone number and individual contact at the Sub;

     (g) the term of each agreement between SDA and each Sub shall have a term of no longer than 12 months;

     (h) SDA shall consent to direct contact and communication between Summit and the Sub;

     (i) SDA shall consent to the automatic and immediate assignment to Summit of SDA's rights under the agreement between SDA and the Sub in the event that either this Agreement is terminated for any reason or this Agreement is terminated with respect to any portion of the Territory for which Sub serves as an exclusive or nonexclusive subdistributor or dealer; and

     (j) SDA shall confirm that the laws of each country in the Sub's territory provide effective protection of Summit's exclusive rights and ownership of the Products (and related intellectual property), and that the legal systems of each such country provide SDA and Summit with effective processes, procedures and means to effectively enforce Summit's rights.

     2.6.2 The appointment of a subdistributor for all or any portion of the Territory shall not release SDA from its obligations under this Agreement. All of SDA's obligations shall remain in full force and effect for all of the Territory,

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including any portion of the Territory granted to any subdistributor.  SDA unconditionally and absolutely guarantees and warrants to Summit the full and timely performance of all obligations of SDA by each subdistributor. Any consent given by Summit shall not relieve SDA of SDA's obligations under this Agreement with respect to SDA's subdistributors.


     2.7  CONDITIONS ON SUMMIT'S OBLIGATIONS

     All obligations of Summit under this Agreement shall be subject to and conditioned upon the availability of any export licenses and other governmental approvals that may be required for the distribution of the Products as contemplated by this Agreement.

3.   SOFTWARE LICENSE AND SUPPORT

     3.1  LICENSE

     The Products consist of the object code of computer application software programs, copies of which are licensed, not sold by Summit. Subject to the terms and conditions of this Agreement, Summit grants to SDA a license to distribute, in the Territory, copies of the Products made by Summit and delivered by Summit to SDA, for which SDA shall have paid to Summit the applicable license fee. This license shall terminate upon the expiration or earlier termination of this Agreement. This license is nondivisible and nonsublicensable, and does not include any right to grant sublicenses. SDA has no right to (a) make copies of the Software or related documentation; (b) modify, reverse engineer, decompile, disassemble, create derivative works on the Products; or (c) remove any proprietary notices, labels, trademarks or logos from the Products.

     3.2  DISTRIBUTION SUBJECT TO END-USER SOFTWARE LICENSE

     SDA shall ensure that each end-user customer receives, agrees to be bound by, and is legally subject to an End-User Software License Agreement in the form attached hereto as Exhibit D, incorporated herein by this reference, for each copy of Product delivered to that customer. Summit may from time to time change the terms and conditions of the EULA by giving notice to SDA.

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4.   ORDERS AND DISTRIBUTION OF PRODUCTS BY SDA

     4.1  TERMS AND CONDITIONS

     Orders for Products by SDA, acceptance of such orders by Summit, and deliveries of Products by Summit shall be subject to the terms and conditions of this Agreement.

     4.2  DELIVERY

     Summit shall deliver copies of the Product to SDA, "Ex Works" (Incoterms), Summit's distribution center located at the address listed for Summit at the beginning of this Agreement or Herzlia, Israel. Summit reserves the right to make delivery in installments. SDA shall pay for each installment when due. Immediately upon receipt of any Products, SDA shall inspect the shipment and shall notify Summit in writing of any shortages or physical defects or damage. If SDA fails to notify Summit within five days after receipt by SDA of any shipment, such shipment shall be deemed to conform to the terms and conditions of this Agreement and to have been accepted by SDA. Summit shall not be liable for any delay in or failure to deliver any Products due to any cause beyond Summit's reasonable control.

     4.3  LICENSE FEES

     The initial license fee for each copy of each Product is set forth in Exhibit A attached hereto. The difference between the license fee paid by SDA to Summit and the license fee charged by SDA to its customers shall be SDA's sole remuneration for distribution of the Products and all of SDA's other obligations under this Agreement. Summit has the right at any time to change its list price for any Product and to change the license fees in Exhibit A by giving thirty (30) days' advance written notice to SDA. Each revision shall apply to all orders received by Summit after the effective date of the revision. Increases in license fees shall not apply to orders accepted by Summit prior to the effective date of the increase. Decreases in license fees shall apply to orders accepted by Summit prior to the effective date of the decrease but not yet shipped.

     4.4  TAXES

     The license fees do not include any federal, state, local or other taxes that may be applicable to the Products, to the delivery or distribution of the Products, to the use of the Products, or otherwise arising out of this Agreement. When Summit has an obligation to collect any taxes, Summit shall add the amount of the taxes to SDA's invoice and SDA shall pay such additional amount to Summit. SDA shall make all payments to Summit free and clear of, and without reduction for, any withholding

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taxes.  If SDA is required to withhold taxes from any amount to be paid to
Summit, the gross amount due from SDA to Summit shall be increased to the amount necessary to result in a net payment to Summit in the amount of Summit's invoice. Any and all taxes, duties and other governmental charges shall be the sole responsibility of SDA. SDA shall provide Summit with an official receipt issued by the appropriate taxing authority or such other evidence as may be reasonably requested by Summit to establish that such taxes have been paid.

     4.5  ORDER AND ACCEPTANCE

     All orders for Products submitted by SDA shall be made by written orders sent to Summit, requesting a delivery date during the term of this Agreement; PROVIDED, HOWEVER, that an order may initially be placed orally or by confirmed facsimile if, additionally, a confirming written order is received by Summit within five (5) days after said oral or facsimile order. No order shall be binding upon Summit until accepted by Summit in writing, and Summit shall have no liability to SDA with respect to orders that are not accepted by Summit. Summit shall, within seven (7) days after receipt of an order, use reasonable efforts to notify SDA of the acceptance or rejection of the order and of the scheduled delivery date for accepted orders. No partial shipment of an order shall constitute the acceptance of the entire order. Summit shall use reasonable efforts to deliver Products at the times specified in its written acceptance of SDA's orders.

     4.6  ORDERS

     SDA's orders shall be governed by the terms and conditions set forth in this Agreement. Nothing contained in any order received by Summit shall in any way modify the terms of this Agreement or add any terms or conditions. No modification in these terms and conditions will be binding upon Summit unless agreed to in writing and signed by an authorized officer of Summit.

     4.7  PAYMENT

     SDA shall make full payment of all license fees for the Products (plus any freight, taxes or other amounts paid, advanced or incurred by Summit for the account of SDA) to Summit within sixty (60) days after SDA's receipt of each invoice. Payment shall be made in the United States, in U.S. dollars and shall be made by a wire transfer to a United States bank designated by Summit. SDA shall pay all originating exchange, interest, banking, collection, and other charges at SDA's expense. Any amount not paid when due shall be subject to a late charge of one and one-half percent (1.5%) per month or the highest rate permitted by law, whichever is less. SDA shall pay all of Summit's costs and expenses (including reasonable

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attorneys' fees) incurred by Summit to enforce and preserve Summit's rights.
If the financial condition or payment history of SDA changes, or Summit otherwise deems appropriate, Summit may, in Summit's sole discretion, change the terms of payment to require payment in full in advance of delivery of the Products ordered by SDA. Summit may, without notice to SDA, delay or postpone the delivery of any copies of the Products. SDA agrees to pay all costs, including, but not limited to, reasonable attorneys' fees and other expenses of collection incurred by Summit in connection with any failure of SDA to pay any amount when due.

     4.8  SHIPPING

     Summit shall pack Products in Summit's standard shipping cartons, marked for shipment to SDA's address set forth above. Unless otherwise instructed in writing by SDA, Summit shall select the carrier and method of shipment. SDA will be responsible for shipping, freight, insurance, duties, export fees, import charges and other charges incurred. Such charges may be advanced by Summit for convenience. SDA shall promptly reimburse Summit for any and all charges incurred, paid or advanced by Summit.

     4.9  SECURITY INTEREST

     Summit hereby reserves, and SDA hereby grants to Summit, a security interest in all copies of Products delivered to SDA, to secure the payment in full of all license fees and other amounts due from SDA to Summit arising out of this Agreement.

5.   LIMITATION OF LIABILITY

     5.1  NO OTHER WARRANTY

     EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN THE EULA, SUMMIT MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE, REGARDING THE PRODUCTS, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR
MERCHANTABILITY, TITLE, INFRINGEMENT, OR OTHERWISE.

     5.2  LIMITATION OF LIABILITY

     SUMMIT'S LIABILITY FOR ANY COPY OF ANY PRODUCT SHALL BE LIMITED TO THE AMOUNT OF THE LICENSE FEE RECEIVED BY SUMMIT FOR SUCH COPY. IN NO EVENT SHALL SUMMIT BE LIABLE FOR THE COST TO OBTAIN SUBSTITUTE SOFTWARE OR FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES.

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6.   ADDITIONAL OBLIGATIONS OF SDA

     6.1  U.S. EXPORT CONTROL

     SDA understands and acknowledges that Summit is subject to regulation by agencies of the U.S. Government, including, but not limited to, the U.S. Department of Commerce, which prohibit export, re-export or diversion of products and technology except in compliance with all U.S. laws and regulations. Any and all obligations of Summit to provide the Products, documentation, maintenance, support, updates, or other technical assistance shall be subject to all applicable United States laws and regulations as shall from time to time be in effect. Such laws and regulations include laws and regulations that govern the license, distribution and delivery of software, technology and products by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, Bureau of Export Administration. SDA agrees to cooperate with Summit, including, without limitation, providing required documentation, in order to obtain export licenses or exemptions therefrom. SDA warrants that it will fully comply with the Export Administration Regulations and all other United States laws and regulations in effect from time to time, governing the export, re-export or diversion of products or technology.

     6.2  ADEQUACY OF LOCAL LAW

     Prior to shipping any units of the Products to any customer, SDA shall confirm that the laws of each country (a) to which the Products will be shipped, (b) in which the customer resides, and (c) in which the Products will be installed, provide effective protection of Summit's exclusive rights in and ownership of the Products and related intellectual property. SDA shall also confirm that each such country is a party to the Berne Convention and the legal systems of each such country provide SDA and Summit with effective processes, procedures and means to effectively enforce Summit's rights.

     6.3  COMPLIANCE WITH LAW

     SDA shall obtain at its expense all permits and other governmental approvals required for the export, import, reexport, distribution, installation and support of the Products distributed by SDA. SDA shall comply with all laws applicable to the importation, reexport, distribution, promotion, maintenance or support of the Products. SDA shall, at SDA's expense, prepare any translations required by applicable law of the EULA, Extended Support Agreement, user interface, user manuals and other materials relating to the Products. SDA hereby assigns to Summit all copyrights and

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other rights in any and all such translations.  SDA shall promptly deliver to
Summit a copy of each such translation made by or for SDA.

7.   TERM AND TERMINATION

     7.1  TERM

     Unless terminated earlier, this Agreement shall continue in force for five years after the date of this Agreement. This Agreement may be renewed for successive periods of one year by written agreement of the parties.

     7.2  TERMINATION FOR CONVENIENCE

     This Agreement may be terminated by either party for any reason or no reason by giving the other party written notice one hundred eighty (180) days in advance.

     7.3  TERMINATION FOR CAUSE

     If either part defaults in the performance of any provision of this Agreement, then the non-defaulting party may give written notice to the defaulting that if the default is not cured within thirty (30) days after receipt of such notice, the Agreement will be terminated. If the non-defaulting party gives such notice and the default is not cured during the thirty-day period, then the Agreement shall terminate at the option of the non-defaulting party at the end of that period.

     7.4  TERMINATION FOR INSOLVENCY

     This Agreement shall terminate, without notice, (a) upon the institution by or against SDA of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of SDA's debts, (b) upon SDA's making an assignment for the benefit of creditors, or (c) upon SDA's dissolution or ceasing to do business.

     7.5  TERMINATION FOR CERTAIN CHANGES IN LAW

     This Agreement shall terminate without notice, (a) if any circumstances, legislation, currency exchange rules, or governmental action prevent SDA from making payments to Summit in the United States or in United States currency, provided, however, that termination under this Section shall not relieve SDA of its payment obligations under this Agreement; or (b) upon the enactment of any law, decree, or regulation by any governmental authority in the Territory which enactment would impair or restrict (i) any right of Summit to terminate this Agreement as herein provided, (ii) Summit's right, title or interest in the Products or the intellectual

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property rights therein, or (iii) Summit's rights to receive payments under this Agreement.

     7.6  RETURN OF MATERIALS

     All trademarks, trade names, patents, copyrights, designs, drawings, formulas or other data, photographs, samples, literature, and marketing aids of every kind shall remain the property of Summit. Within thirty (30) days after the termination of this Agreement, SDA shall ship all such items in SDA's possession to Summit, as Summit may direct. SDA shall not make, use, dispose of or retain any copies of any confidential items or information. Upon the termination of this Agreement, SDA shall cease to use any and all trademarks, marks, and trade names of Summit. Upon termination of this Agreement, SDA shall assign to Summit any and all registrations, reservations, licenses or permits obtained by SDA or any agent or subdistributor of SDA in connection with the distribution of any of the Products anywhere in the Territory.

     7.7  LIMITATION ON LIABILITY

     In the event of termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other because of such termination for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of Summit or SDA. Termination shall not, however, relieve either party of obligations incurred prior to the termination.

     7.8  SURVIVAL OF CERTAIN TERMS

     The provisions of Section 4.7, 5, 7.6, 7.7, 8, 9, and 11 shall survive the termination of this Agreement for any season. All other rights and obligations of the parties shall cease upon termination of this Agreement.

8.   LIMITATION ON LIABILITY

     8.1  LIMITATION OF LIABILITY

     SUMMIT'S LIABILITY ARISING OUT OF THIS AGREEMENT AND/OR LICENSE OF THE PRODUCTS SHALL BE LIMITED TO THE FEES PAID BY SDA FOR THE PRODUCTS. IN NO EVENT SHALL SUMMIT BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS.

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     8.2  NO INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES

     IN NO EVENT SHALL SUMMIT BE LIABLE TO SDA OR ANY OTHER ENTITY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY, EVEN IF SUMMIT WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     8.3  BINDING EFFECT OF LIMITATIONS ON LIABILITY

     Summit is willing to enter into this Agreement only in consideration of and in reliance upon the provisions contained in this Agreement limiting Summit's exposure to liability. Such provisions constitute an essential part of the bargain underlying this Agreement and have been reflected in the license fees and other consideration agreed upon by the parties as set forth in this Agreement.

9.   PROPERTY RIGHTS AND CONFIDENTIALITY

     9.1  PROPERTY RIGHTS

     SDA agrees that Summit owns all right, title, and interest in the Products, including all upgrades, corrections, releases and versions, and in all of Summit's patents, trademarks, trade names, inventions, copyrights, know-how, and trade secrets relating to the design, manufacture, operation or service of the Products. The use by SDA of any of these property rights is authorized only for the purposes herein set forth, and upon termination of this Agreement for any reason such authorization shall cease. SDA acknowledges and agrees that it shall have no access or right to the source code to any of the Products.

     9.2  LICENSE CONVEYS NO RIGHT TO MANUFACTURE OR COPY

     The license of the Products to SDA is made subject to the condition that such license does not convey any right, express or implied, to manufacture, duplicate or otherwise copy or reproduce, reverse engineer, disassemble, or decompile any of the Products. SDA shall take appropriate steps with its customers, as Summit may request, to inform them of and ensure compliance with the restrictions contained in this Section 9.2.

     9.3  CONFIDENTIALITY

     SDA acknowledges that by reason of its relationship to Summit hereunder it will have access to certain information and materials concerning Summit's business, plans, customers, technology, and products that are confidential and of substantial

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value to Summit, which value would be impaired and cause irreparable harm to
Summit if such information were used or disclosed to third parties. SDA agrees that it will not use in way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by Summit, including without limitation, the terms and conditions of this Agreement, which shall be considered Summit confidential information. SDA shall take every reasonable precaution to protect the confidentiality of such information. Upon request by SDA, Summit shall advise SDA whether or not it considers any particular information or materials to be confidential. SDA shall not publish any technical description of the Products beyond the description published by Summit (except to translate that description into appropriate languages for the Territory). In the event of termination of this Agreement, SDA shall not use or disclose any confidential information of Summit, and SDA shall not manufacture or have manufactured any devices, components or assemblies utilizing any of Summit's confidential information.

10.  TRADEMARKS AND TRADENAMES

     10.1 USE

     During the term of this Agreement, SDA shall have the right to indicate to the public that it is an authorized distributor of the Products and to advertise (within the Territory) such Products under the trademarks that Summit may designate from time to time for use by SDA in marketing the Products ("Summit Trademarks"). SDA shall not alter or remove any Summit Trademark from the Products. Except for the limited right to use the Summit Trademarks set forth in the preceding sentence, nothing in this Agreement shall be deemed to transfer to SDA any right, title or interest in any Summit Trademark. At no time during or after the term of this Agreement shall SDA challenge or assist any Person to challenge Summit's sole and exclusive ownership of any Summit Trademark (or any registration thereof) or attempt to register any trademark, mark or trade name confusingly similar to any Summit Trademark.


     10.2 APPROVAL OF REPRESENTATIONS

     All representations of Summit's Trademarks that SDA intends to use shall first be submitted to Summit for approval of design, color, and other details or shall be exact copies of those used by Summit. If any of Summit's Trademarks are to be used in conjunction with another trademark on or in relation to the Products, then Summit's mark shall be presented equally legibly, equally prominently, and of greater size than the other but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

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11.  GENERAL PROVISIONS

     11.1 GOVERNING LAW AND ARBITRATION

     The rights and obligations of the parties under this Agreement shall not be governed by the 1980 U.N. Convention on Contracts for the International Sale of Goods. The rights and obligations of the parties under this Agreement, and this Agreement, shall be governed by and construed under the laws of the State of Oregon and of the United States, without reference to conflict of laws principles. Any dispute or claim arising out of or in connection with this Agreement or the performance, breach or termination thereof, shall be finally settled by binding arbitration in Portland, Oregon, under the Rules of Arbitration of the International Chamber of Commerce (the "ICC Rules"), by three arbitrators appointed in accordance with said rules. Any and all arbitrators appointed to the ICC Rules shall be fluent in English, and all documents submitted to the arbitration shall be in English or accompanied by an English translation. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdictional thereof. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration provision.

     11.2 FOREIGN CORRUPT PRACTICES ACT

     In conformity with the United States Foreign Corrupt Practices Act and with Summit's policies regarding foreign business practices, SDA and its employees and agents shall not directly or indirectly make or offer payment, promise to pay, authorize payment, offer a gift, promise to give, or authorize the giving of anything of value for the purpose of influencing an act or decision of an official of any government within the Territory (including a decision not to act) or inducing such a person to use his or her influence to affect any governmental act or decision in order to assist Summit in obtaining, retaining or directing any such business.

     11.3 ENTIRE AGREEMENT

     This Agreement (together with the Exhibits and related agreements referred to in this Agreement) sets forth the entire agreement and understanding of the parties relating to the subject matter herein, merges all prior discussions between them, and supersedes all prior agreements between them relating to the subject matter of this Agreement. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

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     11.4 NOTICES

     Any notice required or permitted by this Agreement shall be in writing, in the English language, and shall be sent by prepaid registered or certified mail, return receipt requested, addressed to the other party at the address shown at the beginning of this Agreement or at such other address for which such party gives notice hereunder. Such notice shall be deemed to have been given seven (7) days after deposit in the mail.

     11.5 FORCE MAJEURE

     Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of the nonperforming party. The delayed party's time for performance or cure will be extended for a period equal to the duration of the cause or ninety (90) days, whichever is less.

     11.6 NONASSIGNABILITY AND BINDING EFFECT

     A mutually agreed consideration for Summit's entering into this Agreement is the reputation, business standing, and goodwill already honored and enjoyed by SDA under its present ownership and, accordingly, SDA agrees that its rights and obligations under this Agreement may not be transferred or assigned directly or indirectly without the prior written consent of Summit. Subject to the foregoing sentence, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

    11.7 LEGAL EXPENSES

     The prevailing party in any arbitration or other legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees, including attorneys' fees incurred in any appeal.

     11.8 SEVERABILITY

     If for any reason an arbitrator or court of competent jurisdiction finds any provision of this Agreement, or portion thereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect.

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    11.9 EQUITABLE RELIEF

     SDA acknowledges that SDA will have access to and become acquainted with confidential and proprietary information of Summit, the unauthorized use or disclosure of which would cause irreparable harm and significant injury which would be difficult to ascertain and which would not be compensable by damages alone. SDA agrees that Summit shall have the right to enforce provisions of this Agreement pertaining to Summit's intellectual property by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that Summit may have for SDA's breach of this Agreement.

     11.10 NO WAIVER

     Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision.

     11.11 HEADINGS

     The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     11.12 COUNTERPARTS

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and which collectively constitute one instrument.


                          SUMMIT DESIGN, INC.


                          By:  /s/ C. ALBERT KOOB
                              ------------------------------
                          Title:   CHIEF FINANCIAL OFFICER
                                 ---------------------------
                         Date Signed:   MAY 12, 1998
                                      ----------------------


                          SUMMIT DESIGN ASIA, LTD.,
                            a Hong Kong corporation


                          By:  /s/ K.H. Kwon
                              ------------------------------
                          Title:  Director

                          Date Signed:   MAY 12, 1998
                                       ---------------------

                          By:  /s/ K.W. Choi
                              -----------------------------
                          Title:  Director

                          Date Signed:   MAY 12, 1998
                                       --------------------

                                      EXHIBIT A
                                          to
                         International Distributor Agreement

                              PRODUCTS AND LICENSE FEES

                    PRODUCT                       PER UNIT FEES (U.S. DOLLARS)
---------------------------------------    ------------------------------------------
 Visual HDL                                     ***
 Visual Simulate HDL
 Visual Simulate Verilog
 T2G
 Visual IP
 HDL Score
 V-Cpu
 Virsim
 Rapid Path

 New Releases                                   ***


 Upgrades of Existing                           ***
 End-User Customers
 to a New Release

 Demonstration copies                           ***


 Summit's Standard Form of                      ***
 Annual Software Maintenance Program


***

*** - Certain information has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                      EXHIBIT B
                                          to
                         International Distributor Agreement

                                      TERRITORY


     SDA's Territory shall consist of all Asian countries (except Japan), and Australia and New Zealand:

                                      EXHIBIT D
                                          to
                         International Distributor Agreement

                     FORM OF END-USER SOFTWARE LICENSE AGREEMENT